Exhibit 5.2

Squire Patton Boggs (US) LLP

2550 M Street, NW

Washington, DC 20037

O +1 202 457 6000

F +1 202 457 6315

squirepattonboggs.com

March 13, 2024

Gladstone Commercial Corporation

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

Ladies and Gentlemen:

We have acted as counsel to Gladstone Commercial Corporation, a Maryland corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”), of the Company’s Registration Statement on Form S-3 (together with all exhibits thereto, the “Registration Statement”), relating to the contemplated issuance and sale by the Company from time to time, in one or more series (if applicable), of its:

(i)	shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”);

(ii)	shares of preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”);

(iii)

Preferred Stock represented by depositary receipts (the “Depositary Shares”) issued pursuant to one or more deposit agreements between the Company and a bank or trust company, as depositary (each, a “Deposit Agreement”);

(iv)

debt securities (the “Debt Securities”), which may be either senior debt securities or subordinated debt securities, which may be secured or unsecured, and which may be issued in one or more series under one or more indentures (each, an “Indenture” and, collectively, “Indentures”), entered into or proposed to be entered into between the Company and a trustee to be identified in the Indenture as trustee (the “Trustee”); and

(v)

subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares, or Debt Securities, which may be evidenced by subscription certificates (each, a “Subscription Certificate”) issued under one or more subscription rights agreements (each, a “Subscription Rights Agreement”) entered into or proposed to be entered into between the Company and a subscription rights agent selected by the Company (the “Subscription Rights Agent”).

Together, the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, and Subscription Certificates are the “Securities.” The Securities may be issued and sold or delivered from time to time, on a continuous or delayed basis, as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any prospectus supplements thereto.

In connection with the registration of the Securities by the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of the opinions expressed below, including (i) the corporate and organizational documents of the Company, including the Articles of Restatement, as amended or supplemented to date (the “Articles of Restatement”), and the Bylaws of the Company, as amended to date (the “Bylaws”), (ii) the resolutions of the Board of Directors of the Company with respect to the Registration Statement and the registration of the Securities, and (iii) the Registration Statement and exhibits thereto, including the Prospectus. In addition to the foregoing, we have made such investigations of law and fact as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed and relied upon, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all natural persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the truth, authenticity, accuracy and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of the opinions set forth below are true and correct, and (vi) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to the opinions and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of the Company.

In addition, we have assumed that in rendering the opinions below that (i) a purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and approved and will be validly executed and delivered by the Company and the other parties thereto; (ii) each Indenture (and any required amendment or supplement to the Indenture), Deposit Agreement and Subscription Rights Agreement (collectively, the “Securities Agreements”) will be duly authorized and approved and will be validly executed and delivered by the Company and the other parties thereto; (iii) the Registration Statement and any amendments thereto will have become effective and continue to be effective under the Act and comply with the Act at the time the Securities are offered or issued as contemplated by the Registration Statement and no stop order suspending its effectiveness will have been issued and remain in effect; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable prospectus supplement; (v) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply at all relevant times with the Act; (vi) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (A) to issue and sell the Securities being offered and (B) to execute and deliver the applicable purchase, underwriting or similar agreement, or other applicable operative document; (vii) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and, with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Articles of Restatement, as amended and in effect, and not otherwise reserved for issuance; (viii) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance; (ix) at the time of issuance and delivery of the Securities, the Articles of Restatement, as amended and in effect, and then-operative Bylaws shall be in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof; and (x) the terms, execution and delivery of the Securities (A) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (B) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and subject to the further qualifications, assumptions and limitations set forth in this opinion letter, we are of the opinion that:

1. When, as and if (a) any Preferred Stock, represented in the form of Depositary Shares, has been duly authorized and duly established in accordance with the applicable Deposit Agreements, the Articles of Restatement and applicable law, (b) the requisite and appropriate corporate action has been taken by the Company to authorize and approve the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Preferred Stock represented by the Depositary Shares has been duly delivered to the depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers in accordance with the Deposit Agreement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

2. When, as and if (a) any particular series of Debt Securities and their issuance and sale have been duly authorized and established in accordance with the applicable Indenture and applicable law and without resulting in a default under, or breach of, any agreement or instrument binding upon the Company; (b) the requisite and appropriate corporate action has been taken by the Company to authorize and approve the form, terms, execution and delivery of the Debt Securities and the Indenture (and any required amendment or supplement to the Indenture); and (c) the Debt Securities have been duly executed, attested, authenticated, issued, sold and delivered in accordance with such authorization and approval, the applicable Indenture (and any required amendment or supplement to the Indenture) and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable prospectus supplement, then such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3. When, as and if (a) any Subscription Certificates and their issuance and sale have been duly authorized and established in accordance with the applicable Subscription Rights Agreement and applicable law; (b) the requisite and appropriate corporate action has been taken by the Company to authorize and approve the form, terms, execution and delivery of the Subscription Certificates and the Subscription Rights Agreements (and any required amendment or supplement to the applicable Subscription Rights Agreement); and (c) the Subscription Certificates have been duly executed, attested, authenticated, issued, sold and delivered in accordance with such authorization and approval and the applicable Subscription Rights Agreement (and any required amendment or supplement to the applicable Subscription Rights Agreement), the applicable purchase agreement and applicable law, such Subscription Certificates will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting creditors’ rights, (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law), and (iii) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.

(b) We express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

(c) To the extent that the obligations of the Company under any of the Securities Agreements may be dependent on such matters, we assume for purposes of our opinions that each agent or trustee under an applicable Securities Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such agent or trustee is duly qualified to engage in the activities contemplated by any applicable Securities Agreement; that each Securities Agreement has been duly authorized, executed and delivered by the applicable agent or trustee and constitutes the legally valid and binding obligations of such agent or trustee, enforceable against such agent or trustee in accordance with its terms; that the applicable agent or trustee is in compliance, generally and with respect to acting as an agent under the Securities Agreements with all applicable laws and regulations; and that the applicable agent or trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreements.

(d) We have assumed that the laws of the State of New York will be chosen to govern each Securities Agreement and that such choice is and will be a valid and legal provision.

Our opinions are limited to the applicable provisions of the federal laws of the United States and laws of the State of New York as in effect on the date hereof (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York) insofar as they bear on the matters covered hereby. We do not express any opinion as to the laws of any other jurisdiction. The opinions expressed above are limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission.

This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement this opinion after the effective date of the Registration Statement to reflect any facts or circumstances, which may hereafter come to our attention or any changes in laws or judicial decisions which may hereafter occur.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP